Exhibit 23(a)(x) under Form N-1A
                                     Exhibit 3(i) under Item 601/Reg. S-K



                        THE BILTMORE FUNDS

                          Amendment No. 9
                              to the
             AMENDED AND RESTATED DECLARATION OF TRUST
                      dated February 24, 1992


      Effective June 6, 1996:

    Strike the first paragraph of Section 5 of Article III from the Declaration of Trust and substitute in its place the following:

    "Section 5. ESTABLISHMENT AND DESIGNATION OF SERIES or Class. Without limiting the authority of the Trustees set forth in Article XII, Section 8, INTER ALIA, to establish and designate any additional Series or Class, or to modify the rights and preferences of any existing Series or Class the Series and Classes of the Trust are established and designated as:

                      Biltmore Balanced Fund
                          Class A Shares
                          Class B Shares
                          Class Y Shares

                  Biltmore Emerging Markets Fund
                          Class A Shares
                          Class B Shares
                          Class Y Shares

                       Biltmore Equity Fund
                          Class A Shares
                          Class B Shares
                          Class Y Shares

                    Biltmore Equity Index Fund
                          Class A Shares
                          Class B Shares
                          Class Y Shares

                    Biltmore Fixed Income Fund
                          Class A Shares
                          Class B Shares
                          Class Y Shares

                    Biltmore Money Market Fund
                       Institutional Shares

                         Investment Shares
                Biltmore Prime Cash Management Fund

                       Institutional Shares
                 Biltmore Quantitative Equity Fund

                          Class A Shares
                          Class B Shares
                          Class Y Shares

               Biltmore Short-Term Fixed Income Fund
                          Class A Shares
                          Class B Shares
                          Class Y Shares

                   Biltmore Special Values Fund
                          Class A Shares
                          Class B Shares
                          Class Y Shares

                Biltmore Tax-Free Money Market Fund
                       Institutional Shares

                         Investment Shares
             Biltmore U.S. Treasury Money Market Fund

                       Institutional Shares
                        Investment Shares"

      The undersigned Assistant Secretary of The Biltmore Funds hereby certifies that the above-stated amendment is a true and correct Amendment to the Declaration of Trust, as adopted by the Board of Trustees on the 6th day of June, 1996.

      WITNESS the due execution hereof this 6th day of June, 1996.

                                    /S/ GAIL CAGNEY

                                    Gail Cagney
                                    Assistant Secretary